UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2026

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

4061 SW 47th Avenue, Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (954) 462-5570

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously issued Financial Statements or a Related Audit Report of Completed Interim Review.

On August 14, 2026, the board of directors (the “Board”) of Brownie’s Marine Group, Inc. (the “Company”), in consultation with management, determined that the Company’s unaudited consolidated financial statements for the three and six months ended June 30, 2026, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the Securities and Exchange Commission (“SEC”) on August 4, 2026 (the “Form 10-Q”) should no longer be relied upon due to accounting and financial reporting errors identified subsequent to the filing in those financial statements.

The principal error resulted from the use of financial information from an incorrect reporting year in preparing the results for the three months ended June 30, 2026. As a result, certain amounts presented for the three-month reporting period did not accurately reflect the Company’s financial results for the applicable 2026 period. The error was subsequently identified by Company management through its internal review of the filed financial information. The error was due to deficiencies in the Company’s period-end close and reconciliation controls. Upon identifying that the reported results were inconsistent with management’s understanding of the Company’s operating performance for the period, management initiated a further review and reconciliation of the underlying financial information and promptly commenced corrective action. That review identified errors affecting revenue, gross profit, gross profit margin, operating results, other income and net income for the three months ended June 30, 2026, requiring restatement of the affected financial statements and related disclosures.

The principal adjustments reflected in the restatement include:

1.	Correction of the Company’s reported operating results for the three months ended June 30, 2026, from a loss of $151,080 to income of $22,716;
2.	Correction of reported net income from $580,542 to $218,658;
3.	Correction of an out-of-period related-party interest adjustment. Total interest expense was recorded in 2026, although it should have been accrued beginning in 2023. Management has analyzed the impact and concluded that the adjustment is not material. This error arose due to deficiencies in the Company’s period end close and reconciliation, and
4.	Correction of the equity roll forward to properly reflect the applicable 2025 and 2026 periods.

The Company intends to file an amendment to the Form 10-Q (the “Amended Report”) to restate the affected unaudited condensed financial statements and related disclosures in the Form 10-Q. Until the Amended Report is filed, investors and others should no longer rely upon the affected financial statements contained in the original Form 10-Q.

As previously disclosed, the Company has identified material weaknesses in its internal control over financial reporting and has concluded that its internal control over financial reporting and disclosure controls and procedures were not effective as of June 30, 2026. The Company believes that weaknesses specifically in period-end close and reconciliation procedures, contributed to the error requiring the restatement.

Management, under the oversight of the Board, is in the process of implementing remediation measures intended to strengthen the Company’s financial reporting and disclosure controls. These measures include:

●	Enhancing management and Board-level review of quarterly and annual financial statements and SEC filings;
●	Strengthening period-end close, reconciliation and verification procedures, including procedures specifically designed to confirm that financial information corresponds to the correct reporting period and fiscal year;
●	Establishing additional review checkpoints intended to compare reported financial results with underlying accounting records and management’s understanding of actual operating performance;
●	Implementing technology-assisted financial review procedures, including AI-enabled analytical testing, as a supplemental control designed to identify period inconsistencies, mathematical discrepancies, unusual variances, internal inconsistencies and other potential reporting anomalies for further human review;
●	Requiring that exceptions or inconsistencies identified through these procedures be investigated and resolved prior to authorization of applicable SEC filings;
●	Evaluating the Company’s accounting and financial-reporting organizational structure, including the qualifications, responsibilities and resources necessary to support the Company’s SEC reporting obligations; and
●	Implementing personnel and responsibility changes within the Company’s financial reporting function designed to strengthen technical accounting capability, accountability, review and segregation of responsibilities and to address identified sources of the reporting errors.

The Company expects these remediation efforts to continue as management and the Board evaluate the Company’s financial reporting personnel, processes, systems and controls. There can be no assurance that these measures will fully remediate the Company’s material weaknesses or prevent future material misstatements, and the Company may implement additional measures as its evaluation continues.

The Company’s management and the Board have discussed the foregoing matters with Bush & Associates, CPA, the Company’s independent registered public accounting firm. Bush and Associates, CPA has been informed and concurs with management’s conclusion regarding non-reliance on the previously issued financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: August 24, 2026	By:	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer